UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018 (July 11, 2018)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

⃞

Item 8.01.  Other Events.

On July 11, 2018, Molina Healthcare, Inc. (the “Company”) notified the holders of the Company’s 1.625% Convertible Senior Notes due 2044 (“Notes”) that the Company will redeem all of the outstanding Notes on August 20, 2018 pursuant to Article 16 of the Indenture, dated as of September 5, 2014, as amended by the First Supplemental Indenture, dated as of September 16, 2014 (as amended, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  Holders of the Notes have until 5:00 p.m., New York City time, on August 17, 2018 to convert their Notes into cash in accordance with the Indenture.

All questions relating to the mechanics of the redemption or conversion of the Notes should be directed to the Company, attention Investor Relations, telephone number (562) 435-3666.

This announcement is only a summary of certain provisions of the Indenture.  A complete explanation of the conversion rights of holders of the Notes, as well as the procedures required to convert the Notes, is set forth in the Indenture.  All holders are urged to review the conversion provisions contained in the Indenture in their entirety.

On July 11, 2018, the Company issued a press release regarding the redemption of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit
No.	Description

99.1	Press release dated July 11, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	July 11, 2018	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release dated July 11, 2018.